EXHIBIT 99.1


NEWS RELEASE                                    CONTACTS:
                                                ---------
                                                MEDIA RELATIONS:
                                                Philippa Dworkin - 585-218-3733
                                                Mike Martin - 585-218-3669
                                                INVESTOR RELATIONS:
                                                Lisa Schnorr - 585-218-3677

                 CONSTELLATION BRANDS CONFIRMS OFFER TO ACQUIRE
                         THE ROBERT MONDAVI CORPORATION

              OFFER WOULD PROVIDE SUBSTANTIAL CASH PREMIUM VALUE TO
                              MONDAVI SHAREHOLDERS

     FAIRPORT, N.Y., Oct. 19, 2004 - Constellation Brands, Inc. (NYSE: STZ, ASX:
CBR), today confirmed that it has offered to acquire The Robert Mondavi Corporation (NASDAQ: MOND) in a transaction in which Mondavi's Class A shareholders would receive $53.00 per share in cash and Mondavi's Class B shareholders would receive $61.75 per share in cash. The difference in prices reflects the premium allocation between Mondavi's Class A and Class B shares in connection with the recapitalization Mondavi has proposed.

     Constellation's offer represents a premium of 37% over the closing market price of Mondavi's publicly-traded Class A shares on Monday, Oct. 11, 2004, the day before the proposal was made. The total value of this transaction is approximately $1.3 billion, including approximately $970 million of equity on a fully-diluted basis plus the assumption of approximately $333 million of Mondavi net debt.

     "We would like to commence discussions with Mondavi immediately with a goal of entering into a merger agreement with Mondavi as soon as possible," stated Constellation Brands Chairman and Chief Executive Officer Richard Sands. "The Mondavi Board of Directors has expressed its commitment to maximize shareholder value and has indicated that Mondavi would meet with us to discuss our offer. We are prepared to begin immediately. Our offer is not conditioned on the completion of Mondavi's recapitalization and we see no reason to delay. In addition, just as we have honored the economic effect of the recapitalization in our offer, we would be willing to consider allowing a shareholder approval that would give effect to the one share/one vote aspect of the proposed recapitalization. This matter has the highest priority for us, and we are committed to working with Mondavi to bring this vision to fruition."

     Sands explained, "The combination of Constellation and Mondavi is a compelling strategic fit that strengthens Constellation and provides immediate value to Mondavi's shareholders. Mondavi, with its great portfolio of wines, unmatched brand equity and storied tradition, adds breadth to Constellation's world-leading wine portfolio, and provides Constellation with additional growth opportunities.

     "Our all-cash offer is not subject to financing and would provide Mondavi's shareholders with immediate value greater than the value of Mondavi's announced restructuring exercise as projected by Mondavi as recently as one month ago. Moreover, our premium transaction would insulate Mondavi shareholders from the risks inherent in the Mondavi restructuring plan, many of which Mondavi describes in a preliminary proxy statement that it filed on October 8, 2004," Sands concluded.

     Constellation has received commitments for the financing necessary to complete the transaction. The transaction will be accretive to Constellation's earnings and cash flow per share in the first year.

     Attached is the full text of all written correspondence between Richard Sands and Ted Hall, Chairman of the Board of The Robert Mondavi Corporation.

ABOUT CONSTELLATION

     Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Well-known brands in Constellation's portfolio include: Corona Extra, Pacifico, St. Pauli Girl, Black Velvet, Fleischmann's, Mr. Boston, Paul Masson Grande Amber Brandy, Franciscan Oakville Estate, Estancia, Simi, Ravenswood, Blackstone, Banrock Station, Hardys, Nobilo, Alice White, Vendange, Almaden, Arbor Mist, Stowells and Blackthorn.

INVESTOR/MEDIA/PUBLIC CONFERENCE CALL

     A conference call to discuss the proposed acquisition is scheduled on Oct. 19, 2004 at 10:30 a.m. (Eastern). The conference call can be accessed by dialing
(877) 423-4013 (U.S. dial-in) or (706) 679-0881 (international dial-in)
beginning 10 minutes prior to the start of the call. A live listen-only web cast of the conference call, together with a copy of this media release (including the attachments) are available on the Internet at Constellation's web site: www.cbrands.com under "Investors."

FORWARD LOOKING STATEMENT

     This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond Constellation's control, that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no guarantee that any transaction between Constellation and Mondavi will occur. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation contained in this press release are also subject to the following risks and uncertainties: Constellation achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of Constellation's competitors; raw material supply, production or shipment difficulties could adversely affect Constellation's ability to supply its customers; increased competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for Constellation's products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; and changes in foreign currency exchange rates. For additional information about risks and uncertainties that could adversely affect Constellation's forward-looking statements, please refer to Constellation's Annual Report on Form 10-K for the fiscal year ended February 29, 2004 and Constellation's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2004.

ADDITIONAL INFORMATION

Depending on future developments, Constellation may file with the SEC a proxy statement for solicitation of proxies from the shareholders of Mondavi in connection with Mondavi's annual meeting which is scheduled to take place on November 30, 2004. We urge investors and security holders to read any such proxy statement if and when it becomes available. Any such proxy statement would contain important information. Investors and security holders would be able to obtain a free copy of such proxy statement, if and when it becomes available, at the SEC's internet site (http://www.sec.gov (http://www.sec.gov) ) or directly from Constellation by making a request to: Constellation Brands, Inc., 370 Woodcliff Drive, Suite 300, Fairport, New York, 14450, Attention: Corporate Secretary. Constellation and certain other persons referred to below may be deemed to be participants in the solicitation of proxies. The participants in any such solicitation may include certain directors and executive officers of Constellation. A detailed list of the names of Constellation's directors and officers is contained in Constellation's proxy statement for its 2004 Annual Meeting, filed with the SEC on June 17, 2004, which may be obtained without charge at the SEC's internet site (http://www.sec.gov (http://www.sec.gov) ) or by directing a request to Constellation at the address provided above. As of the date of this communication, Constellation owns 100 shares of Mondavi Class A Common Stock. To Constellation's knowledge, none of the officers or directors of Constellation who would be expected to participate in any such solicitation of proxies owns any shares of Mondavi Class A Common Stock or Mondavi Class B Common Stock. Except as disclosed above and in Constellation's proxy statement for its 2004 Annual Meeting, to the knowledge of Constellation, none of the directors or executive officers of Constellation who would be expected to participate in any such solicitation of proxies has any material interest, direct or indirect, by security holdings or otherwise, in Mondavi or Constellation.

                                      # # #

                   [LETTERHEAD OF CONSTELLATION BRANDS, INC.]

October 12, 2004

Mr. Ted W. Hall
Chairman of the Board
Mondavi
841 Latour Court
Napa, CA  94558

Dear Ted:


     As we discussed, we believe that a combination of Constellation Brands, Inc. ("Constellation") and The Robert Mondavi Corporation ("Mondavi" or the "Company") is compelling and will provide substantial benefits to both companies' shareholders and other interested constituencies. I thought it would be useful to memorialize for you and to set out for the Mondavi Board of Directors the specifics of our proposed business combination so that your Board will have the benefit of our thinking and be able to consider our proposal fully and expeditiously. Constellation proposes to acquire Mondavi in a transaction in which Mondavi's Class A shareholders would receive $53.00 per share in cash. While we do not believe that it is necessary to finalize your proposed recapitalization prior to the acquisition, we would respect the premium allocation between Mondavi's Class A and Class B shares that you reached in connection with the proposed recapitalization. Accordingly, in the transaction we propose, Mondavi's Class B shareholders would receive $61.75 per share in cash. Our offer represents a premium of 37% over yesterday's closing market price of the Company's publicly traded Class A shares and values the fully-diluted equity of Mondavi at approximately $970 million.


     We believe that our offer is far superior, in terms of value and certainty, to the Company's announced restructuring involving the divestiture of its luxury brands and other non-strategic assets. At the September 20 Bank of America conference, Mondavi's management projected that over time Mondavi can achieve a total equity value in the range of $749-$929 million, assuming the divestiture of Mondavi's luxury brands at favorable valuation levels and through a business restructuring that management indicated may take up to a year to complete. In light of this, I was frankly quite surprised at your negative reaction to our premium offer. At approximately $970 million in aggregate consideration for the fully-diluted Mondavi equity, our offer provides immediate value that substantially exceeds management's highest projections, without the delay or execution risk inherent in management's strategy, and without the substantial complication of a negotiated licensing arrangement that attempts to allocate rights between "luxury" and "lifestyle" brands and market segments. Because we believe that implementing your restructuring plan would diminish the value of the Company to us, we urge you to refrain from disposing of any assets or otherwise pursuing a restructuring plan that would adversely affect the premium we can make available to your shareholders.


     We understand and appreciate the long, rich history of your Company, the Mondavi family and the Mondavi brand. Constellation will honor and protect that great tradition. We fully expect that the Mondavi name will continue to be associated with the highest in quality, and the Mondavi brand will remain an industry leader. While our offer is for all of the Mondavi shares and is not conditioned upon continued participation of any individuals, we hope that members of the Mondavi family will be interested in remaining involved in the Mondavi business, and if they are interested we would be pleased to discuss their continuing role. In addition, we respect the talent and experience of Mondavi management and admire the contributions it has made over the years. We intend to honor the contractual commitments to members of Mondavi's management and would look to provide opportunities within our organizations for those individuals. It's in our interest to provide appropriate opportunities for good people.


     Our proposal is not subject to financing or any unusual governmental or third party approvals. We would expect to complete customary due diligence and to negotiate a mutually satisfactory definitive merger agreement. Our diligence would be largely confirmatory in nature, and our contract would be customary for a public company acquisition. We are ready to undertake a due diligence review of Mondavi at your earliest convenience and to meet with your team to negotiate a merger agreement at any time.

     Together with our outside advisors, we are prepared to commit the resources necessary to proceed expeditiously towards reaching an agreement with Mondavi regarding a combination. In this regard, we have retained Merrill Lynch & Co., Wachtell, Lipton, Rosen & Katz and Nixon Peabody LLP to assist us in this transaction.


     We are submitting this letter to you in confidence. We understand that you have recently filed a preliminary proxy statement with respect to the proposed recapitalization, but we do not consider that fact to preclude confidential discussions between us at this time. Indeed, we believe that we could promptly negotiate a merger agreement with you and seek approval from your stockholders of a Mondavi/Constellation business combination in lieu of seeking approval of your proposed recapitalization. Your proxy statement indicates that superior alternatives may arise that make it inadvisable to proceed with your restructuring plans. We believe that your stockholders would be surprised that you were so dismissive of our proposal as they would regard our proposal as just such a superior alternative and would strongly prefer our plan to the proposed recapitalization and restructuring.


     Our Board of Directors has authorized this proposal and fully supports a combination between Constellation and Mondavi. We sincerely hope that on further reflection together with Mondavi's other directors you and the entire Mondavi Board will share our enthusiasm for this transaction. We hope to hear back from you as soon as possible. This matter has the highest priority for us and we are committed to working with you in any way we can to bring this vision to fruition.


Sincerely,


/s/ Richard Sands

Richard Sands
Chairman of the Board
  and Chief Executive Officer

cc:  Members of the Mondavi Board of Directors


                                   * * * * * *

                 [LETTERHEAD OF THE ROBERT MONDAVI CORPORATION]

October 13, 2004

Mr. Richard Sands
Chairman of the Board
  and Chief Executive Officer
Constellation Brands, Inc.
370 Woodcliff Drive, Suite 300
Fairport, New York  14450


Dear Mr. Sands:

     I am in receipt of your letter of October 12, 2004. I will promptly convene a meeting of the Board of Directors of The Robert Mondavi Corporation to consider the merits of the proposal in your letter. We will advise you of the Board's response following the meeting.

Sincerely,

/s/ Ted W. Hall

Ted W. Hall
Chairman of the Board



                                   * * * * * *

                 [LETTERHEAD OF THE ROBERT MONDAVI CORPORATION]

October 14, 2004

Mr. Richard Sands
Chairman of the Board
  and Chief Executive Officer
Constellation Brands, Inc.
370 Woodcliff Drive, Suite 300
Fairport, New York  14450

Dear Richard:

     I just wanted to let you know that we are diligently pursuing the scheduling of a Board meeting, at which the Board will carefully consider your proposal. As you know, Robert Mondavi Corporation directors are located throughout the world. We expect we will be able to have the meeting no later than Tuesday, October 19, and we will promptly advise you of the Board's decision.

Sincerely,

/s/ Ted W. Hall

Ted W. Hall
Chairman of the Board

                                   * * * * * *

                   [LETTERHEAD OF CONSTELLATION BRANDS, INC.]

October 14, 2004

Mr. Ted W. Hall
Chairman of the Board
Mondavi
841 Latour Court
Napa, CA  94558

Dear Ted:

     Thank you for your letter of yesterday indicating that you are convening a board meeting to discuss our offer. We are encouraged this meeting will be convened promptly. We would be pleased to attend the meeting and answer any questions you have about our offer.

     We would very much prefer to negotiate with you and your board on a confidential basis. We believe that we could very quickly complete our confirmatory due diligence, negotiate and enter into a customary public company merger agreement (with a customary fiduciary out), and announce a deal between our companies that would deliver a significant premium over your stock price. We believe that our offer clearly adds value for the benefit of all Mondavi shareholders.

     Notwithstanding our desire to proceed on a confidential basis, we believe that it is critical to move rapidly toward completion. We are committed to this transaction and are prepared to take all appropriate steps to see the vision through.

     We would also like to reiterate that implementing your restructuring plan would diminish the value of the Company to us and we urge you to refrain from disposing of any assets or otherwise pursuing a restructuring plan that would adversely affect the premium we can make available to your shareholders. We believe that any such action would be contrary to your fiduciary duties while our offer is pending.

Sincerely,

/s/ Richard Sands

Richard Sands
Chairman of the Board
  and Chief Executive Officer

RS/cay

cc:  Members of the Mondavi Board of Directors

                                   * * * * * *



                 [LETTERHEAD OF THE ROBERT MONDAVI CORPORATION]

October 18, 2004

Mr. Richard Sands
Chairman of the Board
  and Chief Executive Officer
Constellation Brands, Inc.
370 Woodcliff Drive, Suite 300
Fairport, New York  14450

Dear Richard:

     The Board of Directors, in conjunction with the financial and legal advisors of The Robert Mondavi Corporation, has carefully considered the proposal contained in your letter to me dated October 12, 2004. The Board of Directors has not rejected your proposal and will consider it as part of its on-going process to maximize value for all of its shareholders.

     The Board of Directors has also reaffirmed its intent to seek shareholder approval for its recapitalization plan which transfers the Company's domicile to Delaware and converts its two class equity structure, where the Mondavi family Class B shares have ten votes per share and the Class A public shares have one vote per share, into a single class with equal voting rights. The Board believes that the recapitalization plan is important to achieving full value for its shareholders.

     The Board intends to continue its careful evaluation of all of the Company's strategic options, including your proposal. The Company will be ready shortly to have discussions with you and other interested parties so that we are able to effectively consider all of our options as we progress towards the shareholder approval of the recapitalization plan at the Company's annual meeting currently scheduled for November 30, 2004.

     I will shortly propose dates when the Company is prepared to enter into further discussions with you. Thank you for your interest in The Robert Mondavi Corporation.

Sincerely,

/s/ Ted W. Hall

Ted W. Hall
Chairman of the Board

                                   * * * * * *



                   [LETTERHEAD OF CONSTELLATION BRANDS, INC.]

October 19, 2004

Mr. Ted W. Hall
Chairman of the Board
Mondavi
841 Latour Court
Napa, CA  94558

Dear Ted:


     We are in receipt of your letter dated October 18, 2004 advising us that the Board of Directors of The Robert Mondavi Corporation ("Mondavi" or the "Company") will consider our offer as part of its on-going process to maximize value for all of its shareholders. We appreciate your stated willingness to meet with us and we look forward to meeting as soon as possible.


     Your announcement yesterday regarding Mondavi's receipt of a proposal to acquire the Company has resulted in speculation with respect to your stock and ours and we therefore feel compelled to publicly disclose our identity and the fact that we have made a substantial premium offer. Accordingly, we have issued the attached press release.


     For reasons we have discussed, we are confident that our offer is far superior, in terms of value and certainty, to the Company's announced restructuring plan. In that regard, we again urge you to refrain from disposing of any assets or otherwise pursuing a restructuring plan that would adversely affect the premium we can make available to your shareholders. Our offer is not conditioned upon finalization of your recapitalization plan and we see no reason to delay. Just as we have honored the economic effect of the recapitalization in our offer, we would be willing to consider allowing a shareholder approval that would give effect to the one share/one vote aspect of your proposed recapitalization.


     We are totally committed to moving forward expeditiously. We believe we can negotiate a mutually satisfactory definitive merger agreement very quickly. We look forward to working together with you to bring this exciting combination to fruition.


 Sincerely,

/s/ Richard Sands

Richard Sands
Chairman of the Board
  and Chief Executive Officer


cc:  Members of the Mondavi Board of Directors

Attachment